Exhibit 10.48
2023 EQUITY INCENTIVE PLAN OF

BOOZ ALLEN HAMILTON HOLDING CORPORATION

STOCK OPTION AGREEMENT

GRANT NOTICE
Unless otherwise defined herein, the terms defined in the 2023 Equity Incentive Plan (the “Plan”) of Booz Allen Hamilton Holding Corporation (the “Company”) shall have the same defined meanings in this Stock Option Agreement, which includes the terms in this Grant Notice, including Exhibit A attached hereto (the “Grant Notice”) and Appendix A attached hereto, and any special terms and conditions set forth in Appendix B attached hereto with respect to your country of employment and/or residence (collectively, the “Agreement”). Capitalized terms used in this Grant Notice or in Appendix A without definition have the meanings given in the Plan.
You, #ParticipantName+C# (the “Optionee”), have been granted an option to purchase #QuantityGranted# Shares of Company Common Stock, and with an Option Price of #Grant Price# and on #GrantDate# (the “Grant Date”), in each case as set forth on the Fidelity NetBenefits system at www.netbenefits.com (the “Option”), subject to the terms and conditions of the Plan and this Agreement, including but not limited to the vesting schedule as set forth on Exhibit A to this Agreement, which shall be deemed part of and incorporated by reference into this Grant Notice, and the following terms:

Type of Option:	Non-Qualified Stock Option
Final Expiration Date:	Ten (10) years from the Grant Date
Your acceptance of the Option indicates your agreement and understanding that the Option is subject to the terms and conditions contained in the Agreement and the Plan. ACCORDINGLY, PLEASE BE SURE TO READ THE PLAN AND THE AGREEMENT, EACH OF WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS OPTION. IN PARTICULAR, BY ACCEPTANCE OF THE OPTION, YOU AGREE TO THE TERMS AND CONDITIONS CONTAINED IN THE AGREEMENT RELATING TO ELECTRONIC DELIVERY OF ANY DOCUMENTS RELATED TO THE OPTION.

APPENDIX A TO STOCK OPTION AGREEMENT
Article I.
GRANT OF OPTION
Section 1.1Grant of Option. The Company hereby grants to the Optionee, effective as of the Grant Date, the Option specified in the Grant Notice upon the terms and conditions set forth in the Plan and this Agreement (including the Grant Notice and any special terms and conditions applicable to the Optionee’s country set forth in Appendix B to this Agreement). The Optionee hereby agrees that, except as required or permitted by Applicable Law, he or she will not disclose to any Person other than the Optionee’s spouse and/or tax or financial advisor (if any) the grant of the Option or any of the terms or provisions hereof without prior approval from the Administrator.
Section 1.2Option Subject to Plan. The Option granted hereunder is subject to the terms and provisions of the Plan, including, but not limited to, Article V, Article XI, Article XII, Article XIII and Article XIV thereof.
Section 1.3Option Price. The Option Price of the Shares subject to the Option is equal to the Fair Market Value of a Share on the Grant Date, as determined by the Administrator in accordance with the provisions set forth in the Plan, and does not include any commission or other charges. The Option Price has been communicated to the Optionee in a communication accompanying the Grant Notice.
Article II.
VESTING SCHEDULE; EXERCISABILITY
Section 2.1Vesting and Exercisability of the Option.
(a)Vesting. Except as provided in this Section 2.1, the Option shall become vested and exercisable in the amount(s) and on the vesting date(s) set forth in Exhibit A (each, a “Vesting Date”), so long as the Optionee remains continuously in service as a Service Provider through such Vesting Date.
(b)Discretionary Vesting. The Administrator in its sole discretion may accelerate the vesting of any portion of the Option that does not otherwise vest pursuant to this Section 2.1.
Section 2.2Termination of Employment or Service.
(a)Termination Due to Death. If an Optionee’s employment or service terminates due to the Optionee’s death, any unvested portion of the Option shall immediately vest and shall remain outstanding until (i) the first (1st) anniversary of the date of the Optionee’s death or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised portion of the Option shall immediately terminate.
(b)Termination Due to Disability. If an Optionee’s employment or service terminates due to the Optionee’s Disability, any unvested portion of the Option shall not be forfeited and instead shall continue to vest in accordance with Section 2.1(a) of this Agreement. Any vested portion of the Option shall remain outstanding until (i) the later of the first (1st) anniversary of either (x) the date of termination due to Disability or (y) the date of vesting or (ii) the Option’s Final Expiration Date, whichever is earlier, after which any unexercised portion of the Option shall immediately terminate.
(c)Termination for Cause. If the Optionee’s employment or service terminates for Cause, the Option, whether vested or unvested, shall be immediately forfeited and canceled, effective as of the date of the Optionee’s termination of employment or service. Notwithstanding the foregoing, unless otherwise determined by the Administrator and set forth in writing, any portion of the Option that vested during the twenty-four (24) months prior to or any time after the Optionee engaged in the conduct that gave rise to the termination for Cause shall upon demand by the Administrator be immediately forfeited and disgorged or paid to the Company together with all gains earned or accrued due to the exercise of such Option or sale of Company Common Stock issued pursuant to such Option.

(d)Termination for Any Other Reason. Unless otherwise determined by the Administrator and set forth in writing, if an Optionee’s employment or service terminates for any reason other than death, Disability or by the Company or Employer for Cause, any portion of the Option that is unvested shall be immediately forfeited and canceled, effective as of the date of the Optionee’s termination of employment or service, and any portion of the Option that is vested shall remain outstanding until (x) the ninetieth (90th) day after the date of termination of Optionee’s employment or service or (y) the Final Expiration Date, whichever is earlier, after which any unexercised portion of the Option shall immediately terminate.
Section 2.3Additional Forfeiture Provisions. Subject to Section 11.4 of the Plan, the Optionee acknowledges and agrees that the Option shall be immediately forfeited and cease to be exercisable, and the Optionee shall be required to disgorge to the Company all gains earned or accrued due to the exercise of the Option or sale of any Shares issued pursuant to such Option (i) if the Optionee engages in or fails to prevent, as applicable, any financial or other misconduct (including but not limited to engaging in Competitive Activity (but excluding, only if the Optionee is located in California, clause (a) of the definition of Competitive Activity contained in the Plan)), (ii) as required by Applicable Law or regulations or (iii) as otherwise provided in Section 11.4 of the Plan or generally applicable Company policies as to forfeiture, disgorgement and recoupment of Awards, including but not limited to any clawback policy adopted to comply with Section 303A.14 of the New York Stock Exchange Listed Company Manual.
Section 2.4Exercisability of the Option. The Optionee (or the Optionee’s Eligible Representative) shall not have the right to exercise any portion of the Option until the date such portion of the Option becomes vested and exercisable pursuant to Section 2.1 or Section 2.2 of this Agreement. The date that the applicable portion of the Option becomes vested and exercisable is referred to herein as the “Exercise Commencement Date.” Subject to Section 14.1 of the Plan, following the Exercise Commencement Date, such applicable portion of the Option shall remain exercisable by the Optionee (or the Optionee’s Eligible Representative) until it becomes unexercisable under Section 2.5 of this Agreement. Once the Option becomes unexercisable, it shall be forfeited immediately.
Section 2.5Expiration of Option. The Option may not be exercised after the first to occur of the following events:
(a)the Final Expiration Date;
(b)except for such longer period of time as the Administrator may otherwise approve, ninety (90) days following the date of the Optionee’s termination of employment or service as a Service Provider for any reason other than Cause, death, or Disability;
(c)except as the Administrator may otherwise approve, the date that the Company or the Employer terminates the Optionee’s employment or service as a Service Provider for Cause;
(d)except for such longer period of time as the Administrator may otherwise approve, the first (1st) anniversary of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s death;
(e)except for such longer period of time as the Administrator may otherwise approve, in the event of the Optionee’s termination of employment or service as a Service Provider by reason of the Optionee’s Disability, the first (1st) anniversary of the later of (A) the Optionee’s termination of employment or service due to the Optionee’s Disability or (B) the date of vesting of the applicable Option; or
(f)upon forfeiture of an Option as provided in Section 2.3 of this Agreement and Section 11.4 of the Plan.

Section 2.6Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the date on which the Option or portion thereof becomes unexercisable under Section 2.5 of this Agreement.
Section 2.7Exercise of Option. The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.
Section 2.8Manner of Exercise.
(a)As a condition to the exercise of the Option or any portion thereof, the Optionee shall (i) notify the Company at least three (3) days prior to exercise and no earlier than ninety (90) days prior to exercise that the Optionee intends to exercise and specifically stating the number of Shares with respect to such Option is being exercised, and (ii) provide the Company with payment of the aggregate Option Price of the Shares with respect to which such Option is being exercised, together with any amounts necessary to satisfy all Tax-Related Items (as defined in Section 3.1 below), which shall be payable to the Company in full as set forth in this Section 2.8.
(b)To the extent permitted by law or the applicable listing rules, if any, the Optionee may pay for the Shares with respect to which such Option or portion of such Option is exercised through (i) payment in cash; (ii) with the consent of the Administrator, the delivery of Shares which are owned by the Optionee, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Price of such Shares with respect to which the Option is being exercised; (iii) with the consent of the Administrator, the surrender of Shares then-issuable upon exercise of the Option having a Fair Market Value on the date of the exercise of the Option equal to the aggregate Option Price of such Shares with respect to which the Option is being exercised; (iv) with the consent of the Administrator, a broker-assisted cashless exercise program established by the Company; or (v) with the consent of the Administrator, delivery of a notice that the Optionee has placed a market sell order with a broker with respect to Shares then-issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Option Price; provided, that payment of such proceeds is then made to the Company upon settlement of such sale. Notwithstanding the foregoing, the consent of the Administrator shall not be required with respect to clauses (iii) and (v) of this Section 2.8(b) if the Optionee exercises such Option on or after the date of the Optionee’s Retirement (as defined in the Company’s Retirement Policy).
(c)Notwithstanding any provision of the Agreement to the contrary, if the Optionee resides and/or works outside of the United States, the Company may require that the Optionee (i) exercise the Option in a method other than specified above, (ii) exercise the Option only by means of a “same day sale” transaction (either a sell-all transaction or a sell-to-cover transaction) as it determines in its sole discretion, or (iii) sell any Shares he or she acquires under the Plan immediately or within a specified period following the termination of the Optionee’s employment or service with the Company, the Employer or any Subsidiary (in which case, the Optionee hereby agrees that the Company shall have the authority to issue sale instructions in relation to such Shares on the Optionee’s behalf).
Section 2.9Exercise by the Administrator. If the Optionee has not exercised the Option or any portion thereof immediately prior to the expiration of the Option under Section 2.5 of this Agreement, and the Fair Market Value on the date of expiration exceeds the Option Price of such Option, the Administrator may, in its sole discretion, exercise the Option on behalf of the Optionee by causing the Option Price to be paid through a broker-assisted cashless exercise program established by the Company. For the avoidance of doubt, the Administrator will not be required to obtain the Optionee’s consent prior to such exercise.
Section 2.10Change in Control. In the event of a Change in Control prior to the Vesting Date, notwithstanding anything in Article XIII of the Plan to the contrary, any unvested Options shall remain outstanding and shall vest on the applicable Vesting Date, subject to the continued employment or service of the Optionee by the Company or any Subsidiary thereof through such date; provided, that, if the Optionee’s employment or service is terminated by the Company or the Employer without Cause or by the Optionee for Good Reason (each, a “Qualifying CIC Termination”) within two (2) years following the effective date of the Change in Control, such outstanding Options shall vest as of the date of such Qualifying CIC Termination.
Article III.
OTHER PROVISIONS
Section 3.1Tax Withholding. The Optionee acknowledges that, regardless of any action taken by the Company or, if different, the Optionee’s employer (the “Employer”) with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s personal responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Optionee further acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Optionee’s participation in the Plan, including, but not limited to, the grant of the Option, the vesting of the Option, the exercise of the Option, the issuance or sale of Shares, or the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the Option or any aspect of the Plan to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Section 3.2Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to any Tax-Related Items by one or a combination of the following: (a) withholding from the Optionee’s wages or other cash compensation payable to the Optionee by the Company and/or the Employer, (b) withholding from proceeds of the sale of Shares under the Plan, either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent) to cover the Tax-Related Items required to be withheld, and (c) withholding in Shares to be issued upon exercise of the Option.
Section 3.3If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Optionee will be deemed to have been issued the full number of Shares, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
Section 3.4Nature of Grant. By accepting the Option, the Optionee acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, terminated, suspended or amended by the Company at any time, to the extent permitted by the Plan;
(b)the Plan is operated and the Options are granted solely by the Company and only the Company is a party to this Agreement; accordingly, any rights the Optionee may have under this Agreement may be raised only against the Company but not any Subsidiary (including, but not limited to, the Employer);
(c)no Subsidiary (including, but not limited to, the Employer) has any obligation to make any payment of any kind to the Optionee under this Agreement;

(d)the grant of the Option is exceptional, voluntary and occasional, and does not create any contractual or other right to receive future Options or benefits in lieu of Options, even if Options have been granted in the past;
(e)all decisions with respect to future Options or other grants, if any, will be at the sole discretion of the Administrator;
(f)the grant of the Option and the Optionee’s participation in the Plan shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any other Subsidiary and shall not interfere with the ability of the Company, the Employer or any other Subsidiary to terminate the Optionee’s employment or service relationship (if any);
(g)the Optionee is voluntarily participating in the Plan;
(h)the Option and any Shares acquired pursuant to such Option, and the income from and value of the same, are not intended to replace any pension rights or compensation;
(i)the Option and any Shares acquired pursuant to such Option, and the income from and value of the same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company, the Employer or any other Subsidiary, and which are outside the scope of the Optionee’s employment or service and the Optionee’s employment or service agreement, if any;
(j)the Option and any Shares acquired pursuant to such Option, and the income from and value of the same, are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, leave-related payments, pension or retirement or welfare benefits or similar mandatory payments;
(k)the future value of the Shares underlying the Option is unknown, indeterminable and cannot be predicted with certainty and the value of such Shares may increase or decrease in the future;
(l)if the underlying Shares do not increase in value, the Option will have no value;
(m)if the Optionee exercises the Option and acquires Shares, the value of such Shares may increase or decrease in value, even below the Option Price;
(n)no claim or entitlement to compensation or damages shall arise from forfeiture of the Option or recoupment of any gains earned or accrued due to the sale of Shares acquired upon exercise of the Option resulting from, but not limited to, the (1) termination of the Optionee’s employment or service (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or the terms of the Optionee’s employment or service agreement, if any) and/or (2) the application of any Applicable Law or regulations, or any recoupment policy or any recovery or clawback policy maintained by the Company or otherwise required by Applicable Law; and
(o)neither the Company, the Employer nor any other Subsidiary shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of the Shares or any amounts due pursuant to the issuance of the Shares, or the subsequent sale of any Shares acquired pursuant to the Option.

Section 3.5Shares Subject to Plan; Restrictions on the Transfer of Option and Company Common Stock. The Optionee acknowledges that this Option and any Shares acquired upon exercise of the Option are subject to the terms of the Plan, including, without limitation, the restrictions set forth in Section 5.8 and Section 5.9 of the Plan.
Section 3.6Registration of Shares. The Company may postpone the issuance and delivery of Company Common Stock upon the exercise of the Option until such Shares may be issued in compliance with any applicable state or federal law, rule or regulation. Notwithstanding any other provision in this Agreement, the Optionee may not sell the Shares acquired upon exercise of the Option unless such Shares are registered under the Securities Act, or, if such Shares are not then so registered, such sale would be exempt from the registration requirements of the Securities Act. The sale must also comply with other Applicable Law and regulations governing the Shares, and the Optionee shall not sell the Shares if the Administrator determines that such sale would not be in compliance with such laws and regulations.
Section 3.7Construction. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware.
Section 3.8Conformity to Securities Laws. The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan and this Agreement shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
Section 3.9Amendment, Suspension and Termination. This Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator, provided that, except as provided by Section 14.1 of the Plan, neither the amendment, modification, suspension nor termination of this Agreement (including the Grant Notice) shall, without the consent of the Optionee, materially alter or impair any rights or obligations under this Agreement.
Section 3.10Employee Data Privacy. The collection, use, disclosure and transfer, in electronic or other form, of personally identifiable information by and among, as applicable, the Company, the Employer and its Subsidiaries and Affiliates, or any agent of the Company administering or providing Plan services, for the purpose of implementing, administering and managing the Optionee’s participation in the Plan is governed by the Employee Privacy Notice (the “Privacy Notice”) that Optionee received in the course of his or her relationship with the Company. The Optionee understands that he or she may review the Privacy Notice or contact his or her local human resources representative to request a copy of the Privacy Notice. Please contact ethics@bah.com if the Optionee has any questions or concerns about how the Company or its Subsidiaries and Affiliates process personally identifiable information.
Section 3.11No Advice Regarding Grant. The Optionee acknowledges that neither the Company nor the Employer are providing any tax, legal or financial advice, or making any recommendations regarding the Optionee’s participation in the Plan. The Optionee should consult his or her own personal tax, legal and financial advisors regarding the Optionee’s participation in the Plan before taking any action related to the Plan.
Section 3.12Country-Specific Provisions. The Optionee’s participation in the Plan shall be subject to any additional or different terms and conditions set forth in Appendix B attached hereto applicable to the Optionee’s country. Moreover, if the Optionee relocates to one of the countries included in Appendix B, the additional or different terms and conditions applicable to such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix B constitutes a part of this Agreement.
Section 3.13Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan and on any Shares acquired upon exercise of the Option granted hereunder, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.
Section 3.14Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to any Option granted under the Plan, including this Agreement, by electronic means or request the Optionee’s consent to participate in the Plan by electronic means. The Optionee hereby explicitly and unambiguously consents to receive such documents (including, without limitation, information required to be delivered to the Optionee pursuant to applicable securities laws) by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company, and such consent shall remain in effect throughout the Optionee’s term of employment or service with the Company and thereafter until withdrawn in writing by the Optionee. The Optionee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Optionee by contacting the Company by telephone or in writing. The Optionee further acknowledges that the Optionee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Optionee understands that the Optionee must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.
Section 3.15Miscellaneous.
(a)The Optionee shall have no rights as a stockholder of the Company with respect to the Shares subject to the Option until such time as the Option Price has been paid and the other requirements of Section 2.8 above have been satisfied, and the Shares have been issued and delivered to the Optionee.
(b)This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or United States or foreign securities exchanges as may be required.
(c)The Optionee acknowledges that the Company is organized under the laws of the State of Delaware. The Optionee and the Company agree that this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws that would apply the laws of any other jurisdiction.
(d)The Optionee acknowledges that the Company’s principal place of business is in, and a substantial portion of the Company’s business is based out of, the Commonwealth of Virginia, U.S.A. The Optionee also acknowledges that, as such, during the course of the Optionee’s service with the Company and its Subsidiaries, the Optionee shall have substantial contacts with the Commonwealth of Virginia, U.S.A. Accordingly, the Optionee and the Company agree that the exclusive forum for any action, demand, claim or counterclaim relating to the terms and provisions of this Agreement, or to their breach, shall be in the appropriate state or federal court located in the Commonwealth of Virginia, U.S.A. The Optionee and the Company hereby consent to the personal jurisdiction of such courts over the parties to this Agreement. The Optionee expressly waives any defense that such courts lack personal jurisdiction or are inconvenient. The Optionee and the Company further agree that in any such action for breach or enforcement of this Agreement, no party will seek to challenge the validity or enforceability of any part of this Agreement.
(e)Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Optionee without the prior written consent of the other party, provided that the Company may assign all or any portion of its rights or obligations under this Agreement to one or more Persons or other entities designated by it.
(f)All obligations of the Company under this Agreement and the Plan, with respect to the Option, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(g)In the event that any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.
(h)This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

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